UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 29, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in our Current Report on Form 8-K filed on June 6, 2023 and in our Current Report on Form 8-K filed on November 28, 2023, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), received a deficiency letter on June 1, 2023 from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock (the “Common Stock”) was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). In accordance with Nasdaq Rules, the Company was provided an initial period of 180 calendar days, or until November 28, 2023, to regain compliance with the Bid Price Requirement.

On November 28, 2023, the Company provided the Staff with notice that it intends to effect a reverse stock split, if necessary to regain compliance with the Bid Price Requirement, pending stockholder approval on December 28, 2023 at the Company’s Special Stockholder Meeting.

On November 29, 2023, the Company received a letter from the Staff notifying the Company that it is eligible for an additional 180 calendar day period, or until May 28, 2024 to regain compliance (the “Compliance Date”). Provided that the Company meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Bid Price Requirement, and the Company provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then if at any time before the Compliance Date the closing bid price for the Company’s Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement.

The notification has no immediate effect on the Company’s Nasdaq listing and the Company’s Common Stock will continue to trade on Nasdaq under the ticker symbol “VINO.”

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Staff will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel.

There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements. Nonetheless, it is the Company’s intention to regain compliance with the Bid Price Requirement through effecting a reverse stock split if necessary.

Item 8.01 Other Events.

On November 30, 2023, the Company issued a press release announcing the notice from Nasdaq regarding the second compliance period. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Also on November 30, 2023, the Company issued a press release announcing the appointment of Doug Casey as the Company’s Lead Business Advisor - Argentina Investments. The full text of the press release is furnished hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated November 30, 2023.
99.2	Press release, dated November 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of November 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO